Exhibit 31.3
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
I, Trevor Phillips, Ph.D., in my capacity as principal executive officer of Critical Therapeutics, Inc., certify that:
1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Critical Therapeutics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Dated: April 15, 2008

/s/ Trevor Phillips

Trevor Phillips, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)